UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18, 2014

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard,

El Segundo, California 94025-5012

(Address of Principal Executive Offices)

(310) 252-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 18, 2014, Timothy J. Kilpin and Geoff M. Massingberd became participants in the Mattel, Inc. Executive Severance Plan B (the “Severance Plan”), upon their delivery to Mattel, Inc. (the “Company”) of an executed participation letter agreement pursuant to which they agreed to be bound by the terms and conditions of the Severance Plan (the “Participation Agreement”). The Severance Plan and Participation Agreement supersede any severance and change of control provisions under Messrs. Kilpin’s and Massingberd’s individual letter agreements. Pursuant to the terms of their Participation Agreements, Messrs. Kilpin’s and Massingberd’s participation in the Severance Plan will automatically be renewed for successive one-year periods unless the Company gives written notice that the executive’s participation will not be further extended. Once notice is provided, the executive will remain a participant in the Severance Plan for a minimum period of 15 months.

Severance Benefits. Under the Severance Plan, if a participating executive’s employment is involuntarily terminated without “cause” (as defined in the Severance Plan) other than during the two year period following a “change of control” (as defined in the Severance Plan), the executive will be entitled to receive the following:

•	Severance payments equal to the sum of the executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs, to be paid in equal installments over 12 months following the termination date.

•	In the event the executive has not found employment on the first anniversary of the termination date, additional payments totaling 0.5 times the sum of the executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs, to be paid in equal installments for up to six months following the first anniversary of the termination date.

•	A pro-rata annual bonus based on the Company’s actual performance for the year in which the termination of employment occurs, to be paid at the same time annual bonuses are generally paid to employees.

•	Full vesting of stock options granted to the executive after the executive’s participation date under the Severance Plan, which options will remain exercisable for a maximum period of three years following the termination date.

•	Pro-rata vesting of all equity-based awards (other than stock options) granted to the executive after the executive’s participation date under the Severance Plan based on the number of full months of the executive’s employment during the vesting period over the total number of months in the vesting period; provided, that if any award vests based on the achievement of pre-established performance goals, such award will vest as provided in the equity award agreement.

•	Payment of a monthly amount approximately equal to the premium for health benefits coverage for up to one year after the termination date.

•	Outplacement services (up to an aggregate maximum cost of $50,000) for up to two years after the termination date.

Change of Control Severance Benefits. Under the Severance Plan, if a participating executive’s employment is involuntarily terminated without cause during the two year period following a change of control, the executive will be entitled to receive the following:

•	Severance payments equal to 1.5 times the sum of the executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs, to be paid generally in a lump sum.

•	A pro-rata annual bonus based on the executive’s target bonus opportunity for the year in which the termination of employment occurs, to be paid generally at the time that the lump sum severance payment is paid.

•	Full vesting of stock options granted to the executive after the executive’s participation date under the Severance Plan, which options will remain exercisable for a maximum period of three years following the termination date.

•	Full vesting of all equity-based awards (other than stock options) granted to the executive after the executive’s participation date under the Severance Plan; provided, that if any award vests based on the achievement of pre-established performance goals, such award will vest as provided in the equity award agreement.

•	Payment of a monthly amount approximately equal to the premium for health benefits coverage for up to 18 months after the termination date.

•	Outplacement services (up to an aggregate maximum cost of $50,000) for up to two years after the termination date.

The Severance Plan does not provide for a gross-up payment to the executive to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the Severance Plan provides for the payment of the amounts described above or an amount reduced such that no portion of the payments is subject to the Excise Tax, whichever gives the executive the highest net after-tax amount, after giving effect to federal, state, local and social security taxes.

Further, amounts paid or payable under the Severance Plan is subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time, to the extent applicable.

In order to be entitled to the severance benefits described above, the executive will be required to execute a general liability release in favor of the Company and comply with confidentiality, non-competition, non-solicitation of employee and non-disparagement covenants.

The Company retains the discretion to amend or terminate the Severance Plan, although any amendment that is materially adverse to any executive requires that executive’s written consent.

The foregoing description is not a complete description of the Severance Plan and is qualified in its entirety by reference to the full text of the Severance Plan and the form participation letter agreement, attached hereto as Exhibits 10.1 and incorporated by reference in this Item 5.02.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Mattel, Inc. Executive Severance Plan B and Form of Participation Letter Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: July 21, 2014

	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibits

10.1	Mattel, Inc. Executive Severance Plan B and Form of Participation Letter Agreement